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                                                                    Exhibit 3.03


                                         FORM
                                          OF
                               CERTIFICATE OF AMENDMENT
                                          OF
                          CERTIFICATE OF LIMITED PARTNERSHIP
                                          OF
                          DEAN WITTER SPECTRUM BALANCED L.P.

                    _____________________________________________

                  PURSUANT TO SECTION 17-202 OF THE DELAWARE REVISED
                           UNIFORM LIMITED PARTNERSHIP ACT
                     ____________________________________________


          The undersigned, for the purpose of amending the Certificate of Limited Partnership of Dean Witter Spectrum Balanced L.P. filed with the Secretary of State of Delaware on April 29, 1994, does hereby certify as follows:

               FIRST.    NAME OF LIMITED PARTNERSHIP.  The name of the limited
          partnership is Dean Witter Spectrum Balanced L.P.

               SECOND.   AMENDMENT.  Article First of the Certificate of Limited
          Partnership is amended to read in full as follows:

                "FIRST. Name of Limited Partnership. The name of the limited partnership is Dean Witter Spectrum Global Balanced L.P."


          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Limited Partnership as of the _______ day of April, 1998.



                                   By:  DEMETER MANAGEMENT CORPORATION
                                        General Partner


                                   By:  ________________________________
                                        Mark J. Hawley
                                        President